Exhibit 10.5

AMENDMENT TO JOINT VENTURE AGREEMENT
This AMENDMENT TO JOINT VENTURE AGREEMENT (this “Amendment”) is made and entered into effective as of June 28, 2019 (the “Effective Date”) by and among (1) Veoneer AB, a Swedish corporation (“Veoneer AB”) and Veoneer US, Inc., a Delaware corporation (“Veoneer US” and together with Veoneer AB, the “Veoneer Parties”), and (2) Nissin Kogyo Co., Ltd., a Japanese corporation (“Nissin”), Nissin Kogyo Holdings USA, Inc., an Ohio corporation (“Nissin Holding”) and Zhongshan Nissin Industry Co., Ltd., a Peoples’ Republic of China company (“NBZ” and together with Nissin and Nissin Holding, the “Nissin Parties”), as an amendment to that certain Joint Venture Agreement dated March 7, 2016 by and among Autoliv ASP, Inc. (“Autoliv ASP”), Autoliv AB (“Autoliv AB”) and Autoliv Holding, Inc. (“Autoliv Holding” and together with Autoliv ASP and Autoliv AB, the “Autoliv Parties”) and the Nissin Parties, as amended, supplemented or otherwise modified from time to time in accordance with the terms thereof and in effect on the date hereof (the “JV Agreement”). Capitalized terms not defined in this Amendment shall have the meanings as assigned thereto in the JV Agreement.
RECITALS
(A)The Autoliv Parties and the Nissin Parties entered into the JV Agreement as of March 7, 2016 to engage in the JV Business through the Companies;

(B)The Autoliv Parties, the Veoneer Parties and the Nissin Parties entered into that certain Addendum to Joint Venture Agreement as of September 3, 2018 pursuant to which (i) Autoliv ASP assigned the JV Agreement as well as all the rights and obligations thereunder to Veoneer US and ceased to be a party thereto and (ii) each of Autoliv AB and Autoliv Holding assigned the JV Agreement as well as all the rights and obligations thereunder to Veoneer AB and ceased to be a party thereto;

(C)Notwithstanding the preceding paragraph (B), Autoliv AB remains a party to the JV Agreement only in relation to Autoliv Nissin Brake Research Asia Co., Ltd. (“ANRA”) and only to the extent necessary to deal with the liquidation proceedings of ANRA; and

(D)Nissin and the Veoneer Parties entered into that certain VNBA Separation Agreement as of June 14, 2019 (the “Separation Agreement”), pursuant to which (i) Nissin Holding is selling, and Veoneer Roadscape Automotive, Inc. is purchasing, as of the Effective Date, all of Nissin Holding’s membership interests in Veoneer Nissin Brake Systems America, LLC (“VNBA”), (ii) Veoneer Nissin Brake Systems Japan, Co., Ltd. (“VNBJ”) is assigning and licensing certain intellectual property to VNBA, (iii) the Veoneer Parties and Nissin are agreeing to the funding of VNBJ to repay the Veoneer Parties certain loans they previously made to VNBJ and (iv) VNBJ and VNBA are entering into other support and transition arrangements to allow the separation of VNBA from the Companies.

NOW, THEREFORE, the Veoneer Parties and the Nissin Parties herby agree as follows:
Article 1.Amendment to JV Agreement

1.As of the Effective Date, except as expressly set forth in this Amendment, the JV Agreement shall immediately cease to have any application or effect with respect to VNBA, all rights and obligations with respect to VNBA under the JV Agreement shall terminate and all references to “Company” or “Companies” in the JV Agreement (either in the body of the JV Agreement or its schedules and other attachments) shall read and be interpreted to mean VNBJ, Veoneer Nissin Brake Systems (Zhongshan), Co., Ltd. (“VNBZ”) and/or ANRA except as the context otherwise requires.

2.As of the Effective Date, the JV Agreement shall be amended as follows:
(a)Exhibit A of the JV Agreement shall hereby be replaced in its entirety with the document attached to this Amendment as Exhibit A.
(b)Section 3.2.6 of the JV Agreement (NA & EU Division Manager) shall hereby be deleted in its entirety, and all references in the JV Agreement to the term “NA & EU Division Manager” shall be deleted in their entirety.
3.Except as otherwise provided in the Separation Agreement, the Veoneer Parties and VNBA hereby irrevocably waive, release and discharge each of the Nissin Parties, VNBJ and VNBZ and their respective present, future or former representatives, directors, officers, employees, shareholders, partners or direct or indirect agents from any and all obligations, claims, liabilities or indebtedness, existing as of, or arising prior to, the Effective Date, whether known or unknown, only insofar as such obligations, claims, liabilities or indebtedness relate to VNBA. For greater certainty, the Veoneer Parties waive, release and discharge the Nissin Parties of any known obligations, claims, liabilities or indebtedness as of the Effective Date under the Share Purchase Agreement only insofar as such claims relate to VNBA.
4.Except as otherwise provided in the Separation Agreement, the Nissin Parties, VNBJ and VNBZ hereby irrevocably waive, release and discharge the Veoneer Parties and VNBA and their respective present, future or former representatives, directors, officers, employees, shareholders, partners or direct or indirect agents from any and all obligations, claims, liabilities or indebtedness, existing as of, or arising prior to, the Effective Date, whether known or unknown, only insofar as such obligations, claims, liabilities or indebtedness relate to VNBA. The benefit of this provision shall inure to and be enforceable by any purchaser, transferee or other successor in interest of VNBA.
5.The Nissin Parties hereby irrevocably waive, release and discharge VNBJ, and its respective present, future or former representatives, directors, officers, employees, shareholders, partners or direct or indirect agents from any and all obligations, claims, liabilities or indebtedness set forth in Schedule A, Paragraph (1), and covenant: (a) to promptly withdraw all such claims within one week from the Effective Date; and (b) not to seek to re-litigate such claims in any forum.
6.VNBJ hereby irrevocably waives, releases and discharges the Nissin Parties, and their respective present, future or former representatives, directors, officers, employees, shareholders, partners or direct or indirect agents from any and all obligations, claims, liabilities or indebtedness set forth in Schedule A, Paragraph (1), and covenants: (a) to promptly withdraw all such claims within one week from the Effective Date; and (b) not to seek to re-litigate such claims in any forum.
7.The Nissin Parties hereby irrevocably waive, release and discharge each of the Veoneer Parties, and their respective present, future or former representatives, directors, officers, employees, shareholders, partners or direct or indirect agents from any and all obligations, claims, liabilities or indebtedness set forth in Schedule A, Paragraph (2).
8.The Veoneer Parties hereby irrevocably waive, release and discharge each of the Nissin Parties, and their respective present, future or former representatives, directors, officers, employees, shareholders, partners or direct or indirect agents from any and all obligations, claims, liabilities or indebtedness set forth in Schedule A, Paragraph (2).
9.The Veoneer Parties hereby irrevocably withdraw their Notice of On-Going Material Breach and Notice of Election to Seek Calculation of Appraised Value to the Nissin Parties dated January 30, 2019 (the “Notice”), and covenant to terminate the appraisal process arising from the Notice within one week from the Effective Date.
10.Notwithstanding anything to the contrary in the JV Agreement and the Operating Agreement of VNBA, including Section 4.3.2 (Obligations to Indemnify; Limits) and Section 4.3.3 (Indemnification of Employees and Agents) of the JV Agreement and Article XI of the Operating Agreement of VNBA, the Nissin Parties

acknowledge and agree that the Veoneer Parties and VNBA shall not have any liability to indemnify or reimburse, as applicable, Nissin Holding or any Director, Officer or employee (in each case appointed or seconded by the Nissin Parties to VNBA, as applicable).
11.Notwithstanding anything to the contrary in this Amendment, each of the Veoneer Parties and the Nissin Parties hereby irrevocably acknowledges and confirms that upon the execution of this Amendment any and all Deadlock or Irreconcilable Deadlock, current and existing as of the Effective Date, with respect to VNBA, VNBJ or VNBZ shall be deemed to be resolved and settled in all respects with immediate effect.
12.Without limiting the generality of Section 2.2.4 (g) of the JV Agreement (Unanimous Actions), any amendment or termination of, or the giving of consents, exceptions, waivers or forbearance by VNBJ under any IP Agreement or the Transition Services Agreement (as defined in the Separation Agreement), whether material or not, shall require the prior written consent of Nissin; provided, that Nissin holds equity interests in VNBJ.
Article 2.Other Provisions of JV Agreement
Except as otherwise agreed in this Amendment, all the provisions of the JV Agreement shall remain as-is and continue in full force and effect as among the Veoneer Parties and the Nissin Parties. This Amendment shall be incorporated into and constitute an integral part of the JV Agreement.
Article 3.Governing Law
This Amendment shall be governed by and construed in accordance with the laws of Japan.
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IN WITNESS WHEREOF, each of the Veoneer Parties and the Nissin Parties has caused this Amendment to be executed through its duly authorized representative effective as of the date first above written.

Veoneer AB

By:     /s/ Andreas Deimel
Name:    Andreas Deimel
Title:    Managing Director

Veoneer US, Inc.

By:     /s/ Eric R. Swanson
Name:    Eric R. Swanson
Title:    President and Secretary

Nissin Kogyo Co., Ltd.

By:     /s/ Yasushi Kawaguchi
Name:    Yasushi Kawaguchi
Title:    President and Representative Director
for and on behalf of each of the Nissin Parties

IN WITNESS WHEREOF, each of the following companies hereby acknowledges and agrees to be bound by the terms and conditions set forth in this Amendment:

Veoneer Nissin Brake Systems America, LLC

By:     /s/ Steve M. Rodé
Name:    Steve M. Rodé
Title:    Director

Veoneer Nissin Brake Systems Japan Co., Ltd.

By:     /s/ John T. Jensen
Name:    John T. Jensen
Title:    President

Veoneer Nissin Brake Systems (Zhongshan) Co., Ltd.

By:     /s/ Steve M. Rodé
Name:    Steve M. Rodé
Title:    Director